DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 32612-04

DEC 0 6 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

125186.

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Clear Channel Mexico Holdings, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, NEVADA 98706 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: ____ Par value: $____ Number of shares without par value: 1,000
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. L. Lowry Mays Name 200 E. Basse Road, San Antonio, TX 78209 Street Address, City, State, Zip Code 2. Mark P. Mays Name 200 E. Basse Road, San Antonio, TX 78209 Street Address, City, State, Zip Code 3. Randall T. Mays Name 200 E. Basse Road, San Antonio, TX 78209 Street Address, City, State, Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Stephanie Rosales Name [Signature] Signature 200 E. Basse Road, San Antonio, TX 78209 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [Signature] 12/6/04 Authorized Signature of R.A. or On Behalf of R.A. Company, Date

12/6/2004 1:18:32 PM $260.00
ML C20041206-0271

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES.2003
Revised on: 11/21/03

NV001 - 10/10/2004 C T System Online